Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Westar Energy, Inc. (the Company) on Form 10-Q for the quarter ended September 30, 2008 (the Report), which this certification accompanies, William B. Moore, in my capacity as Director, Chief Executive Officer and President of the Company, and Mark A. Ruelle, in my capacity as Executive Vice President and Chief Financial Officer of the Company, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 7, 2008	By:	/s/ William B. Moore
William B. Moore
Director, Chief Executive Officer and President

Date:	November 7, 2008	By:	/s/ Mark A. Ruelle
Mark A. Ruelle,
Executive Vice President and Chief Financial Officer